Exhibit 10.1

Certain personal information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. Omitted information is indicated by [***].

OMNIBUS AMENDMENT, REALLOCATION AND JOINDER AGREEMENT

This OMNIBUS AMENDMENT, REALLOCATION AND JOINDER AGREEMENT (this “Agreement”), dated as of October 22, 2026, is entered into by and among OFA Group, a Cayman Islands exempted company (the “Company”), Greentree Financial Group, Inc., a Florida corporation (“Greentree”), TriCore Foundation, LLC, a Delaware limited liability company (“TriCore”), and L&H Inc., a Nevada corporation (“L&H”). Greentree, TriCore and L&H are referred to individually as an “Investor Party” and collectively as the “Investor Parties.”

WHEREAS, the Company, Greentree and TriCore entered into that certain Securities Purchase Agreement dated October 29, 2025 (as amended, supplemented or otherwise modified before the date hereof the “SPA”), providing for purchases of the Company’s Series A Convertible Preferred Shares in multiple closings within an aggregate facility of $50,000,000 of original stated value;

WHEREAS, in connection with the SPA, the Company and the original Buyers entered into that certain Registration Rights Agreement dated October 29, 2025 (as amended, supplemented or otherwise modified before the date hereof, the “RRA”);

WHEREAS, Section 9.5 of the SPA permits the SPA to be amended by a written instrument signed by the Company and the Required Holders, and Section 10 of the RRA permits the RRA to be amended with the written consent of the Company and the Required Holders, in each case subject to the protections set forth therein, and Greentree and TriCore constitute the Required Holders under each of the SPA and the RRA and, together with L&H, all of the Buyers and Investors thereunder;

WHEREAS, L&H previously became an Investor under the RRA solely with respect to 300 Preferred Shares acquired from Greentree and the related Registrable Securities pursuant to a Joinder to Registration Rights Agreement dated February 26, 2026 among the Company, Greentree and L&H (the “Existing Joinder”), and L&H has since converted all of such 300 Preferred Shares and holds no Preferred Shares as of the date hereof;

WHEREAS, the parties desire to amend the purchase allocations under the SPA by reducing Greentree’s unfunded allocation by 1,000 Additional Preferred Shares, representing $1,000,000 of original stated value and $900,000 of aggregate cash purchase price, and establishing an equal direct purchase allocation for L&H, without increasing the aggregate facility or changing TriCore’s allocation;

WHEREAS, the L&H allocation is a binding conditional commitment for one or more future Additional Closings and does not itself constitute a funding, issuance or Additional Closing; concurrently with the execution of this Agreement, the Company and L&H are entering into a closing-specific Waiver Agreement (the “L&H Waiver Agreement”) under which the Company has called the first L&H Additional Closing for 300 Additional Preferred Shares having $300,000 of original stated value and a $270,000 purchase price, which L&H will pay on the date hereof and for which the Company will issue such Additional Preferred Shares following the Amendment Effective Date;

WHEREAS, the parties intend to implement the reallocation by direct amendment of the SPA and RRA and L&H’s joinder as a direct Buyer and Investor, and not by a sale or assignment by Greentree of an existing security or contractual interest;

WHEREAS, contemporaneously with this Agreement, the Company is adopting, with the written consent of Greentree and TriCore and the acknowledgment and consent of L&H, an Amendment to Certificate of Designations reducing the Floor Price to $0.20 per Class A ordinary share on the current post-consolidation basis (the “Floor Price Amendment”); and

WHEREAS, the parties intend this Agreement and the Floor Price Amendment to become effective simultaneously and to constitute an integrated transaction.

OFA Group

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties agree as follows:

1. Definitions and Construction

1.1 Defined Terms. Capitalized terms not defined in this Agreement have the meanings assigned in the SPA and, for matters governed by the RRA or the Certificate of Designations, in the applicable document. “Amendment Effective Date” has the meaning set forth in Section 8.1. “Board” means the board of directors of the Company. “2026 Consolidation” means the 1-for-10 consolidation of the Company’s Class A ordinary shares effective July 31, 2026.

1.2 L&H Allocation. “L&H Allocation” means the conditional direct purchase allocation for up to 1,000 Additional Preferred Shares established by Section 2.2. “L&H Additional Preferred Shares” means those Preferred Shares issued or issuable by the Company to L&H pursuant to the L&H Allocation. “L&H Registrable Securities” means all Conversion Shares, Dividend Shares and other securities that constitute Registrable Securities under the RRA and are attributable to the L&H Additional Preferred Shares.

1.3 Measurement. All purchase-allocation amounts in this Agreement refer to original stated value at issuance and not subsequently accreted stated value, Conversion Amounts, dividends, premiums or other amounts payable under the Certificate of Designations. The purchase price per Preferred Share remains $900 unless separately amended in accordance with the Transaction Documents.

2. Amendment of Purchaser Allocations; Direct L&H Commitment

2.1 Greentree Allocation. Effective at the Amendment Effective Date, Greentree’s Buyer Additional Share Purchase Amount and corresponding remaining unused Additional Closing allocation are each reduced by 1,000 Additional Preferred Shares, representing $1,000,000 of original stated value and $900,000 of aggregate Additional Purchase Price. These are corresponding adjustments to the same commitment and are not cumulative reductions. All completed purchases and all other rights and obligations of Greentree remain unchanged except as expressly provided herein.

2.2 L&H Allocation. Effective simultaneously with Section 2.1, L&H is admitted as a direct Buyer under the SPA with a Buyer Additional Share Purchase Amount of 1,000 Additional Preferred Shares and an aggregate Additional Purchase Price ceiling of $900,000. Subject to the Company’s delivery of one or more Additional Closing Notices, which the Company may deliver or refrain from delivering in its sole discretion (it being understood that, as with each other Buyer, the Company has the right but not the obligation to effect any Additional Closing), and subject to the satisfaction or waiver of all applicable conditions, L&H agrees directly with the Company to purchase, and the Company agrees to issue and sell to L&H, the L&H Additional Preferred Shares specified in each such Additional Closing Notice in one or more Additional Closings under the SPA, as amended hereby. L&H has no obligation to fund merely by executing this Agreement (it being understood that L&H’s obligation to fund the initial L&H Additional Closing arises under the L&H Waiver Agreement). Concurrently with its execution of this Agreement, L&H shall deliver to the Company a counterpart signature page to the SPA substantially in the form attached as Exhibit A, setting forth its Buyer Additional Share Purchase Amount, Additional Purchase Price, notice information and wire instructions, and from and after the Amendment Effective Date L&H shall be a “Buyer” for all purposes of the SPA, the RRA and the other Transaction Documents (other than the Certificate of Designations, which applies to L&H as a Holder in accordance with its terms) with respect to the L&H Allocation, except as provided in Section 6.3.

2.3 No Assignment. No existing Preferred Share, Ordinary Share, accrued claim, registration allocation or other existing asset or contractual right of Greentree is sold, assigned, transferred, novated or conveyed to L&H by this Agreement. L&H undertakes a new direct contractual commitment to the Company. L&H does not assume Greentree’s historical liabilities, and Greentree does not guarantee L&H’s funding or performance.

2.4 TriCore and Aggregate Facility Unchanged. TriCore’s purchase allocation is not changed by this Agreement. The aggregate $50,000,000 stated-value facility and the aggregate Additional Closing capacity are not increased.

OFA Group

3. Amendment of Additional Closing Mechanics

3.1 Buyer-Specific Additional Closings. Notwithstanding any contrary reference in the SPA to “each Buyer,” “each other Buyer,” the full Buyer Additional Share Purchase Amount, or any similar formulation, each Additional Closing after the Amendment Effective Date may involve one or more Buyers identified in the applicable Additional Closing Notice, and only the Buyer or Buyers so identified shall be obligated to fund that Additional Closing. No Buyer shall be required to fund more than the lesser of (a) the number of Additional Preferred Shares specified for such Buyer in the applicable Additional Closing Notice and (b) such Buyer’s then-unused Buyer Additional Share Purchase Amount.

3.2 Conforming Amendment to Sections 1.1(d), 1.2(d), 1.3(e), 1.4(d), 6.4(a) and 7.4(a). Sections 1.1(d), 1.2(d), 1.3(e), 1.4(d), 6.4(a) and 7.4(a) of the SPA are hereby amended and shall be construed consistently with Section 3.1 so that: (i) an Additional Closing may be called from one or more specified Buyers independently; (ii) the “Additional Closing Tranche” means the aggregate number of Additional Preferred Shares to be purchased by the specified Buyer or Buyers at that closing; (iii) each specified Buyer pays only the Additional Purchase Price attributable to the shares allocated to that Buyer for such closing; and (iv) no nonspecified Buyer is required to deliver funds, participate in that closing or waive any condition by reason of another Buyer’s participation.

3.3 Conditions Preserved. Except as expressly amended in Sections 3.1 and 3.2, Sections 6.4 and 7.4 of the SPA and all other Additional Closing conditions remain in effect. No condition is satisfied, deemed satisfied or waived by execution of this Agreement. Without limitation, the notice, registration, timing, turnover/VWAP, holdings, price, compliance, Triggering Event, listing, opinion, certificate, consent and shareholder-approval conditions continue to apply to each proposed Additional Closing unless separately waived by the party entitled to waive the applicable condition.

3.4 Original Timetable. This Agreement does not restart or extend the original facility term or any original closing, measurement, cure, extension or termination period. L&H’s commitment is subject to the same remaining term applicable to the existing Additional Closing facility. Any expiration or termination of the L&H Allocation does not automatically reinstate the corresponding allocation in Greentree.

4. Amendment of Registration Rights Agreement; L&H Joinder

4.1 Direct RRA Participation. Effective at the Amendment Effective Date, L&H is a Buyer and an Investor under the RRA with respect to the L&H Allocation and all L&H Registrable Securities, in addition to its existing Investor status under the Existing Joinder. L&H agrees to be bound by all provisions of the RRA applicable to an Investor with respect to the L&H Registrable Securities, and the Company agrees that the L&H Registrable Securities shall receive the same registration rights, protections, remedies and allocation treatment under the RRA as Registrable Securities attributable to Additional Preferred Shares purchased by any other Buyer, subject to the RRA’s existing pro rata allocation and SEC limitation provisions.

4.2 Existing Joinder. The Existing Joinder remains in full force and effect with respect to the Registrable Securities attributable to the 300 Preferred Shares previously transferred to L&H (all of which Preferred Shares L&H has converted). The Company, Greentree and L&H, being all of the parties to the Existing Joinder, agree that the Existing Joinder is amended so that the limitations in Sections 1 and 2 thereof do not apply to, and shall not exclude, the L&H Additional Preferred Shares or L&H Registrable Securities created or acquired pursuant to this Agreement. No registration right, claim or allocated share attributable to Greentree’s existing securities is transferred to L&H by this Agreement.

OFA Group

4.3 Registrable Securities and Additional Registration. Subject to Section 4.1, for purposes of the RRA, the L&H Registrable Securities shall be included in the calculation of Registrable Securities and any Required Registration Amount from and after the Amendment Effective Date to the extent required by the RRA. The Company shall comply with Section 2(d) of the RRA if the number of shares available under an applicable Registration Statement is insufficient to cover the Registrable Securities required to be covered, including any insufficiency arising from the Floor Price Amendment or the L&H Allocation; provided that, with respect to any insufficiency arising solely from the Floor Price Amendment, the Company shall have thirty (30) days after the Amendment Effective Date to file such amendment or new Registration Statement, and no Registration Delay Payment or Maintenance Failure shall arise from such insufficiency so long as the Company complies with such filing deadline and uses its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable (and, as provided in Section 6 of the Floor Price Amendment, no Triggering Event shall arise therefrom). Nothing in this Agreement represents that any existing Registration Statement presently covers the L&H Registrable Securities attributable to the new commitment.

4.4 RRA Amendment Authority. The Company and the Required Holders approve the amendments to the RRA contained in this Agreement pursuant to Section 10 of the RRA. L&H separately consents to the obligations imposed on it. The amendments in this Section 4 do not reduce or subordinate the registration rights of any other Investor and are intended to apply consistently to all Registrable Securities under the RRA.

5. Future L&H Additional Closings; No Present Waiver

5.1 No Present Closing. Except as provided in Section 5.2 with respect to the L&H Waiver Agreement, execution and effectiveness of this Agreement are not an Additional Closing, Additional Closing Notice, funding, issuance or conversion. No dividend accrual, Rule 144 holding period or holder status with respect to unissued L&H Additional Preferred Shares arises solely from this Agreement.

5.2 Initial L&H Additional Closing. The parties acknowledge that the Company has called an initial L&H Additional Closing for 300 Additional Preferred Shares having $300,000 of aggregate original stated value and an aggregate purchase price of $270,000, which is documented by the L&H Waiver Agreement. The L&H Waiver Agreement constitutes the Additional Closing Notice for that closing. Under the L&H Waiver Agreement, L&H will pay such purchase price on the date hereof, before the Amendment Effective Date, and the Company will issue such Additional Preferred Shares following the Amendment Effective Date or refund such purchase price, in each case as provided therein. Notwithstanding the last sentence of Section 8.1, solely for purposes of that closing, L&H shall be treated as a Buyer, and Sections 2.2, 3.1 and 3.2 shall apply, from the execution and delivery of this Agreement. Greentree and TriCore consent to such prepayment and issuance for all purposes of the Transaction Documents. Such Additional Preferred Shares shall be L&H Additional Preferred Shares and shall reduce the unused L&H Allocation. For purposes of Section 7.4(c) of the SPA and any other provision of the Transaction Documents that measures time from the immediately preceding Closing Date, the Closing Date of that L&H Additional Closing shall be the Funding Date (as defined in the L&H Waiver Agreement). This Agreement does not itself waive any condition applicable to that or any later Additional Closing.

5.3 Registration Condition and Other Waivers. L&H’s future purchases remain subject to Sections 7.4(b) and 7.4(g) and the other applicable conditions to an Additional Closing unless L&H separately waives a condition in writing in accordance with the SPA. Any waiver for the initial L&H Additional Closing (including the Limited Waivers under the L&H Waiver Agreement) shall be limited to that closing and shall not waive conditions for the remaining 700-share L&H Allocation or any other closing.

6. Preservation of Existing Economics and Rights

6.1 Series A Terms. Except for the Floor Price Amendment becoming effective simultaneously with this Agreement, this Agreement does not amend the Certificate of Designations or otherwise change the purchase price, stated value, dividend rate, Conversion Amount, conversion formula, ranking, redemption rights, beneficial-ownership limitations or Exchange Cap applicable to the Series A Preferred Shares; provided that, to the extent the Exchange Cap then applies, the Exchange Cap Allocation (as defined in the Certificate of Designations) attributable to the L&H Allocation shall be allocated from, and reduce, the Exchange Cap Allocation of Greentree.

OFA Group

6.2 No Release. Except for the express amendments set forth herein, no Investor Party waives or releases any funding condition, Triggering Event, Equity Conditions Failure, registration-related claim, conversion-delivery claim, accrued dividend, default, damages, redemption right, termination right or other remedy, whether existing before or arising after the Amendment Effective Date. No existing matter is cured, ratified or deemed immaterial by this Agreement.

6.3 Lead Buyer Rights. Greentree retains its Lead Buyer status and specifically named administrative, approval, expense and other rights under the Transaction Documents, subject to the existing terms thereof. L&H does not acquire Greentree’s Lead Buyer status or uniquely named rights solely by becoming a direct Buyer.

6.4 Investor Confirmations. Each Investor Party confirms to the Company that, as of the date hereof it has not delivered any notice of a Triggering Event, Triggering Event Redemption, Authorized Share Failure, Equity Conditions Failure or Registration Delay Payment that remains outstanding.

7. Representations and Confirmations

7.1 Authority. Each party, severally as to itself, represents that it has the requisite power and authority to execute and perform this Agreement and that this Agreement has been duly authorized by it, subject in the Company’s case to applicable Cayman Islands corporate formalities.

7.2 Company Confirmations. Immediately before the Amendment Effective Date, the Company shall confirm by a certificate of an Authorized Officer (as defined in the Floor Price Amendment): (a) the identity and holdings of all then-current Holders and Investors; (b) that the parties executing as Required Holders constitute the Required Holders under the applicable Transaction Documents; (c) the current unused Additional Closing allocations of Greentree and TriCore; (d) that at least 1,000 Additional Preferred Shares remain available within Greentree’s legally outstanding and unexpired unfunded allocation; (e) the Company’s then-current authorized, issued, outstanding, reserved and unissued Class A ordinary share amounts; and (f) that the conditions to effectiveness set forth in the resolutions of the Board adopted on September 30, 2026 have been satisfied.

7.3 Greentree Confirmation. Greentree represents that, immediately before the Amendment Effective Date, the portion of its unused allocation being reduced has not been funded, assigned, pledged, terminated or otherwise disposed of and is not subject to an outstanding purchase notice or third-party right inconsistent with the reduction.

7.4 L&H Representations. L&H makes the representations and warranties set forth in Section 2 of the SPA as of the date hereof and as of the Amendment Effective Date with respect to itself, the L&H Allocation and its prepayment under the L&H Waiver Agreement, with references to the date of the SPA deemed references to the date hereof or the Amendment Effective Date, as applicable, solely for that purpose. References in Section 2 of the SPA to the 6-K Filing shall, for purposes of L&H’s representations, be deemed to refer to the Current Report on Form 8-K disclosing this Agreement. L&H shall make or bring down the applicable representations again at each actual Additional Closing to the extent required by the SPA.

7.5 No Side Arrangement. Each Investor Party represents, as to arrangements to which it is a party, that no undisclosed fee, security, compensation, protection, resale participation or other side consideration is payable in connection with the reallocation effected by this Agreement. No Investor Party has paid or received, or will pay or receive, any fee, commission or other consideration (other than the purchase price payable to the Company for Preferred Shares under the Transaction Documents) to or from any other Investor Party or any other Person in connection with the reallocation, this Agreement, the Floor Price Amendment or any related waiver.

OFA Group

8. Effectiveness; Interdependence; Approvals

8.1 Interdependent Effective Time. This Agreement and the Floor Price Amendment are interdependent and shall become effective simultaneously at the time at which all of the following conditions have been satisfied (the “Amendment Effective Date”): (a) this Agreement has been executed and delivered by the Company, Greentree, TriCore and L&H, and L&H has delivered the SPA counterpart signature page described in Section 2.2; (b) the Floor Price Amendment has been adopted by the Board and executed and delivered by the Company and the Consenting Holders (as defined therein), and the conditions set forth in Sections 5(a) and 5(c) through 5(f) thereof have been satisfied; (c) the Company has delivered the confirmations described in Section 7.2; and (d) the Company has obtained all corporate approvals required under applicable Cayman Islands law and its memorandum and articles of association. If the Amendment Effective Date has not occurred on or before the Outside Date (as defined in the Floor Price Amendment), this Agreement shall automatically terminate and be of no force or effect, without liability to any party, except that the Company shall refund any purchase price paid by L&H under the L&H Waiver Agreement as provided therein. This Agreement is binding on the parties upon its execution and delivery; the amendments and other provisions of Sections 2, 3, 4, 6.1 and 8.5 shall become operative at the Amendment Effective Date.

8.2 Nasdaq and Shareholder Matters. Nothing in this Agreement constitutes Nasdaq concurrence or additional shareholder approval. The Company shall satisfy any shareholder-approval, notice, listing or other requirements applicable to implementation of this Agreement or any subsequent issuance. The parties acknowledge that the Company’s shareholders approved the issuance and sale of the Series A Preferred Shares under the SPA, including the Transaction Documents substantially in the forms presented, at the extraordinary general meeting of the Company held on November 24, 2025. If the Company determines, or is advised by the Principal Market, that additional shareholder approval is required in connection with this Agreement or the Floor Price Amendment, then, pending such approval, (i) the Amendment Exchange Cap set forth in Section 6 of the Floor Price Amendment shall apply, and (ii) the Company shall not be required to issue any L&H Additional Preferred Shares except to the extent permitted by the rules of the Principal Market (subject, in the case of the initial L&H Additional Closing, to L&H’s refund rights under Section 4.5 of the L&H Waiver Agreement), and no such limitation shall constitute a conversion failure or a breach of any Transaction Document (or, as provided in Section 6 of the Floor Price Amendment, a Triggering Event).

8.3 [Reserved].

8.4 Disclosure. Section 4.8 of the SPA shall apply to this Agreement and the transactions contemplated hereby, and the Company shall file a Current Report on Form 8-K describing the material terms of this Agreement, the Floor Price Amendment and the L&H Waiver Agreement, and attaching each as an exhibit, within the time required by Section 4.8 of the SPA. The Company shall make the public disclosure and exhibit filings required by applicable law and the Transaction Documents and shall cleanse any material nonpublic information provided to an Investor Party within the applicable contractual period.

8.5 Domestic Issuer References; Ordinary Shares. From and after the Amendment Effective Date, (a) references in the SPA, the RRA and the other Transaction Documents (other than the Certificate of Designations, which is addressed in Section 7 of the Floor Price Amendment) to any form, report or registration statement applicable to a foreign private issuer (including Forms 6-K, 20-F, F-1 and F-3) shall be deemed to refer to the corresponding form, report or registration statement applicable to the Company as a domestic registrant (including Forms 8-K, 10-K, 10-Q, S-1 and S-3), and references to the “6-K Filing” shall include the corresponding Current Report on Form 8-K, and (b) references in the SPA and the RRA to “Ordinary Shares” mean the Company’s Class A ordinary shares, par value US$0.01 per share, and any shares into which such shares are reclassified or changed.

9. Records; Registration; Further Assurances

9.1 Commitment Ledger and Schedule I. The Company shall update its commitment ledger to reflect the revised purchaser allocations and shall maintain future L&H purchases separately from the 300 Preferred Shares previously transferred to L&H under the Existing Joinder (all of which L&H has converted). Schedule I identifies the current aggregate and unused Additional Closing allocations based on the Company’s confirmed records.

OFA Group

9.2 Registration Cooperation. L&H shall provide the selling-securityholder information and other cooperation reasonably required under Section 4 of the RRA. L&H shall deliver a completed selling securityholder questionnaire concurrently with its execution of this Agreement and shall update it within five (5) Business Days after any request by the Company. The Company shall implement the registration obligations relating to the L&H Registrable Securities in accordance with the RRA, as modified by Section 4.1, including any additional registration required because of the Floor Price Amendment or the new L&H allocation. No filing or cooperation constitutes a waiver of L&H’s closing conditions or registration-related rights.

9.3 Further Assurances. Each party shall execute and deliver such further documents and take such further actions as are reasonably necessary to implement the express amendments contained herein, provided that no such document shall increase a purchase commitment, change another economic term or effect a waiver without the consent otherwise required under the applicable Transaction Document.

9.4 Transfer Agent. On or before the Amendment Effective Date, the Company shall deliver to its transfer agent an updated Irrevocable Transfer Agent Instruction letter, in the form required by the SPA, reflecting L&H as a Buyer, the Floor Price Amendment and the number of Class A ordinary shares required to be reserved under the Certificate of Designations.

10. Ratification and Miscellaneous

10.1 Ratification. Except as expressly amended by this Agreement and the contemporaneous Floor Price Amendment, the SPA, RRA, Existing Joinder and other Transaction Documents remain in full force and effect. This Agreement controls over the SPA, RRA and Existing Joinder solely to the extent of an express conflict concerning the matters amended herein.

10.2 Governing Law; Disputes. Section 9.1 of the SPA is incorporated herein mutatis mutandis. Matters governed by mandatory Cayman Islands corporate law remain subject to such law. Nothing in this Agreement displaces any dispute-resolution provision applicable to a pricing or other dispute under the Certificate of Designations.

10.3 Notices. Notices under this Agreement shall be given pursuant to Section 9.6 of the SPA.

L&H’s notice information shall be:

[***]

[***];

Attention: Linwen Huang, President;

Email: [***]

10.4 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which together constitute one instrument.

10.5 No Group. Nothing in this Agreement creates a partnership, agency, joint venture or agreement among the Investor Parties to act as a group for purposes of the federal securities laws, and each Investor Party retains the independent right to enforce its rights.

10.6 Expenses. Each party shall bear its own fees and expenses in connection with this Agreement, the Floor Price Amendment and the transactions contemplated hereby.

10.7 Nature of Agreement. This Agreement constitutes an amendment to the SPA for purposes of Section 9.5 of the SPA and an amendment to the RRA for purposes of Section 10 of the RRA, and shall constitute a Transaction Document.

Signature pages follow

OFA Group

OFA GROUP

Company

By:	/s/ Thomas Gaffney
Name:	Thomas Gaffney
Title:	Chief Operating Officer

GREENTREE FINANCIAL GROUP, INC.

Individually and as one of the Required Holders

By:	/s/ R. Christopher Cottone
Name:	R. Christopher Cottone
Title:	Vice President

TRICORE FOUNDATION, LLC

Individually and as one of the Required Holders

By:	/s/ Li Hsien Wong
Name:	Li Hsien Wong
Title:	Manager

L&H INC.

Joining Buyer and Investor

By:	/s/ Linwen Huang
Name:	Linwen Huang
Title:	President

OFA Group

SCHEDULE I

REVISED PURCHASER-ALLOCATION SCHEDULE

This Schedule forms part of the Omnibus Amendment, Reallocation and Joinder Agreement dated as of October 22, 2026. It reflects purchaser commitments only and is not an Additional Closing Notice, Preferred Share ownership ledger or registration-allocation schedule.

Buyer	Change in Preferred Shares	Change in Original Stated Value	Change in Aggregate Cash Purchase Price
Greentree Financial Group, Inc.	(1,000)	$(1,000,000)	$(900,000)
TriCore Foundation, LLC	0	$0	$0
L&H Inc.	1,000	$1,000,000	$900,000
Net change to facility	0	$0	$0

Parentheses indicate a reduction. No purchase price is due and no Preferred Shares are issued merely upon execution of this Agreement (the purchase price for the initial L&H Additional Closing is payable under the L&H Waiver Agreement).

Reconciliation of current and revised Additional Closing allocations (before giving effect to the initial L&H Additional Closing):

Commitment Metric (original stated value / Preferred Shares)	Greentree	TriCore	L&H	Total
1. Aggregate commitment immediately before amendment, all closings	18,000	32,000	0	50,000
2. Preferred Shares purchased before amendment, all closings	1,911	3,618	0	5,529
3. Unused commitment immediately before amendment	16,089	28,382	0	44,471
4. Revised aggregate commitment	17,000	32,000	1,000	50,000
5. Revised unused commitment	15,089	28,382	1,000	44,471
6. Revised aggregate purchase price ceiling (at $900 per Preferred Share)	$15,300,000	$28,800,000	$900,000	$45,000,000
7. Remaining conditional cash funding capacity (at $900 per Preferred Share)	$13,580,100	$25,543,800	$900,000	$40,023,900

OFA Group

EXHIBIT A

FORM OF L&H COUNTERPART SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

The undersigned, intending to be legally bound, hereby executes and delivers this counterpart signature page to the Securities Purchase Agreement dated October 29, 2025, among OFA Group and the Buyers party thereto (as amended, including by the Omnibus Amendment, Reallocation and Joinder Agreement dated as of October 22, 2026 (the “Omnibus Amendment”), the “SPA”), and agrees, effective as of the Amendment Effective Date (as defined in the Omnibus Amendment) or, solely for the initial L&H Additional Closing, as provided in Section 5.2 of the Omnibus Amendment, to be bound by the SPA as a “Buyer” with respect to the L&H Allocation (as defined in the Omnibus Amendment), subject to Section 6.3 of the Omnibus Amendment.

BUYER: L&H INC.

By:	/s/ Linwen Huang
Name:	Linwen Huang
Title:	President
Date:	October 22, 2026

Buyer Additional Share Purchase Amount: 1,000 Additional Preferred Shares ($1,000,000 aggregate original stated value)

Aggregate Additional Purchase Price (ceiling): $900,000 ($900 per Additional Preferred Share)

Address for notices:

;

Attention: Linwen Huang, President;

Email: [***]

OFA Group